Exhibit 10.7

MODIFICATION AGREEMENT

This Note Modification Agreement (this “Agreement”) dated effective as of December 31, 2014, by and between Behringer Harvard Short-Term Opportunity Liquidating Trust (successor in interest to Behringer Harvard Short-Term Opportunity Fund I LP), a Delaware liquidating trust (“Borrower”), and Behringer Harvard Holdings, LLC, a Delaware limited liability company (“Lender”).

WHEREAS, Borrower executed and delivered to Lender that certain Fifth Amendment and Restated Unsecured Promissory Note dated March 29, 2011 (the “Note”) with an original “Maturity Date” of March 29, 2014;

WHEREAS, Borrower and Lender executed that certain Note Modification Agreement and Assignment of Proceeds dated July 5, 2012, whereby the “Maturity Date” of the Note was extended until May 31, 2014;

WHEREAS, Borrower and Lender executed a second Note Modification Agreement dated May 31, 2014, whereby the “Maturity Date” of the Note was further extended until December 31, 2014; and

WHEREAS, in connection with a further modification of the Note, Borrower and Lender have agreed to execute this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable considerations, the receipt and sufficiently of which is hereby acknowledged and agreed by the parties hereto, the parties hereto hereby agree as follows:

1.	The Note is hereby modified to provide that the “Maturity Date” shall be December 31, 2015.

2.	All other terms and conditions of the Note remain unchanged and in full force and effect.

[Signatures on next page]

IN WITNESS WHEREOF, this Agreement is executed below for and on behalf of the parties hereto as of the date first set forth above.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY LIQUIDATING TRUST

By:	Behringer Harvard Advisors II LP, its Managing Trustee

By:
M. Jason Mattox
Executive Vice President

BEHRINGER HARVARD HOLDINGS, LLC

By:
M. Jason Mattox
Chief Operating Officer and Executive Vice President